Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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INTEGRITY CAPITAL INCOME FUND, INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INTEGRITY CAPITAL INCOME FUND, INC.
13540 Meadowgrass Drive, Suite 100
Colorado Springs, CO 80921
(719) 955-4801

April 7, 2016

To Our Shareholders:

You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of Integrity Capital Income Fund, Inc. (the “Company”) to be held at 13540 Meadowgrass Drive, Suite 100, Colorado Springs, CO  80921 on Tuesday, April 26, 2016, at 3:00 pm MST.

The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages.  Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting.  Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR RETURNING YOUR PROXY AS SOON AS POSSIBLE.

        Sincerely,

        Randy Rush, Chairman

INTEGRITY CAPITAL INCOME FUND, INC.
13540 Meadowgrass Drive, Suite 100
Colorado Springs, CO 80921
(719) 955-4801

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON APRIL 26, 2016

April 7, 2016

To the Shareholders of Integrity Capital Income Fund, Inc.:

An Annual Meeting of Shareholders (the “Meeting”) of Integrity Capital Income Fund, Inc., a Colorado corporation (the “Company”) will be held at 13540 Meadowgrass Drive, Suite 100, Colorado Springs, CO  80921 on Tuesday, April 26, 2016, at 3:00 pm Mountain time.

The Meeting is held for the purpose of considering and voting upon proposals to (the “Proposals”):

1.     Amend our Articles of Incorporation to remove the classification of directors

2.     Elect four directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified

3.     To allow our Board, in its discretion, to accept purchases of our common stock at less than NAV

4.     Ratify the Advisory Agreement

5.     Amend the language in Article VIII of our Articles of Incorporation to reference “fiscal” instead of “calendar.”

6.     Ratify the appointment of RSM US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016

7.     Recommend, by non-binding vote, the frequency of executive compensation votes.

Such other business as may lawfully come before the Meeting or any adjournment(s) thereof may also be conducted at the Meeting.

The Board of Directors is not aware of any other business to come before the Meeting.  Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on Friday, April 1, 2016 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

The Company recommends the approval of all the above-listed proposals.  If you wish to attend the Meeting in person and vote on the above-listed proposals, you may, but need not, fill out and return a proxy card included with this Notice.  You may also attend the Meeting in person at the above-listed address and vote your shares in person at the Meeting. You may also complete and sign the enclosed proxy which is solicited by the Board of Directors and return it promptly in the enclosed envelope.  The proxy will not be used if you attend the Meeting and vote in person.

EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.  ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

Randy Rush, Chairman

INTEGRITY CAPITAL INCOME FUND, INC.
13540 Meadowgrass Drive, Suite 100
Colorado Springs, CO 80921
(719) 955-4801

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

April 7, 2016

To Our Shareholders:

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Integrity Capital Income Fund, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at 13540 Meadowgrass Drive, Suite 100, Colorado Springs, CO  80921 on Tuesday, April 26, 2016, at 3:00 pm MST and at any adjournments or postponements thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the accompanying proxy card, the Company’s Form 10-K for the year ended October 31, 2015, Form 10-Q for the quarter ended January 31, 2016, and the Notice of Annual Meeting of Shareholders (collectively, the “Proxy Materials”) are first being sent to shareholders beginning on or about April 7, 2016.

GENERAL INFORMATION

Solicitation

The enclosed proxy is being solicited by the Company’s Board of Directors.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or email by directors, officers and employees of the Company, and officers and employees of Integrity Trust Company, LLC the Company’s investment adviser (the “Adviser”) none of whom will receive any additional compensation for such solicitations.  The Company may reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the Company’s shares, although the Company does not expect any such expenses to be incurred.  The address of the Adviser is 13540 Meadowgrass Drive, Suite 100, Colorado Springs, Colorado 80921.

Voting Rights and Votes Required

Holders of shares of Integrity Capital Income Fund, Inc. common stock (the “Common Stock”) at the close of business on Friday, April 1, 2016 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting.  As of the Record Date 2,413,154.39 shares of Company’s Common Stock were outstanding.

For all Proposals, holders of Common Stock are entitled to one vote per share.

For all Proposals the presence, in person or by proxy, of the holders of one-third of the votes entitled to be cast as of the Record Date constitute a quorum for the transaction of business at the Meeting.  The presence in person or by proxy of the holders of votes entitled to be cast of at least 804,384.78 votes at the Meeting is required for a quorum.

In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.

As to the election of directors under Proposal 2, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

As to the Proposal allowing the Board to sell shares of our common stock at less than NAV under Proposal 3, the affirmative vote of the holders of at least a “majority,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of:
(1) the outstanding shares of the Company; and
(2) the outstanding shares of the Company held by persons that are not affiliated persons of the Company;
is required to approve Proposal 3.  Abstentions and broker non-votes will have the effect of a vote against Proposal 3.

The affirmative vote of a majority of the votes cast (for Proposals 1, 5 and 6) and a majority of the votes entitled to be cast (for Proposal 4) is required to approve the respective Proposals.  With respect to these Proposals, a shareholder may:  (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the Proposal.   Abstentions and broker non-votes will not have an effect on  Proposals 1, 5 and 6, but will have the effect of a vote against Proposal 4.

With respect to Proposal 7 (the frequency of the advisory vote on executive compensation), the frequency receiving the greatest number of votes will be considered the frequency recommended by shareholders.  Votes to abstain and broker non-votes will not have an effect on this proposal.

Shareholders are not entitled to cumulative voting on any issue being presented to the shareholders.  The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporations Act.

Shares of Common Stock represented by all properly executed proxies received at the Company by Monday, April 25, 2016 will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted “FOR” the slate of directors described herein,  “FOR”  Proposals 1, 3, 4, 5 and 6, and “FOR” the selection “Every Three Years” under Proposal 7.

Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein.  If any other matters are properly presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Management and Certain Beneficial Owners

As of March 21, 2016, there were issued and outstanding 2,407,329.15 shares of our Common Stock. The following table provides information regarding the beneficial ownership of our Common Stock as of March 21, 2016 for (i) each shareholder whom we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.

A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. The Adviser has the authority to vote substantially all of the shares of the Company by virtue of the delegation of authority in account control documents. To the best of the Company’s knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. The business address for each of the Company’s officers and directors is c/o Integrity Capital Income Fund, Inc., 13540 Meadowgrass Drive, Suite 100, Colorado Springs, Colorado 80921.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Common Shares
5% Stockholders:
IBAT FBO: [name withheld](1) 13540 Meadowgrass Drive, Suite 100 Colorado Springs, CO 80921	199,212	8.26%
IBAT FBO: [name withheld](1) 13540 Meadowgrass Drive, Suite 100 Colorado Springs, CO 80921	160,328 (2)	6.67%
IBAT FBO: [name withheld](1) 13540 Meadowgrass Drive, Suite 100 Colorado Springs, CO 80921	158,304 (3)	6.58%
IBAT FBO: [name withheld](1) 13540 Meadowgrass Drive, Suite 100 Colorado Springs, CO 80921	122,283 (4)	5.08%

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Common Shares
Executive Officers and Directors:
Randall Rush	5,000 (5)	*
Steve Leach	0	0
Ric Denton	7,389.16 (6)	*
Eric Davis	0	0
Wendy Fisher	985.22 (7)	*
All directors and executive officers as a group (five persons)	13,374	*

* Less than 1%

(1)
The Adviser holds these shares as nominee for the benefit of certain clients that contractually require non-disclosure. None of these holders is affiliated with the Company or to the Company’s knowledge with each other.

(2)	Includes 112,656.55 shares held as tenants in common; 6,300 shares held by the wife’s Self-Directed IRA; 19,500 shares held by the husband’s IRA; and 21,871.92 shares held by the husband individually.

(3)
Includes 38,126.57 shares held as joint tenants with the right of survivorship; 4,926.11 shares held by the husband’s Self Directed IRA; 19,685.04 shares held by the husband’s Roth IRA; 76,354.68 shares held by the husband individually; and 19,211.82 shares held by wife individually.

(4)	Includes shares held by three separate trusts in the name of various family members.

(5)	Includes 5,000 shares held by Mr. Rush’s IRA which were purchased in a common stock offering by the Company.

(6)	Includes 7,389.16 shares held by Mr. Denton’s wife’s Self Directed IRA which were purchased in a common stock offering by the Company.

(7)	Includes 985.22 shares held by Mrs. Fisher’s IRA which were purchased in a common stock offering by the Company.

As of December 31, 2015, we do not have any outstanding shares of preferred stock, any outstanding securities which are convertible into our common stock or any outstanding options or warrants to acquire our common stock or compensation plans under which equity securities are offered. There were no authorized stock option plans existing as of October 31, 2015.

Since the beginning of the most recently completed fiscal year there have not been any purchases or sales of securities of the Adviser, the parent of the Adviser, or subsidiaries of either by a director or nominee, except as follows: On February 19, 2016, Mr. Rush purchased 2,000 Units in the Adviser, representing a less than 1%  in the Company.

Dollar Range of Securities Beneficially Owned by Directors

The following table sets forth the dollar range of the Company’s equity securities beneficially owned by each of the directors and director nominees as of March 21, 2016.  The Company is not part of a “family of investment companies” as that term is defined in the 1940 Act.

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund(1)
Steve Leach	N/A
Ric Denton	$50,001-$100,000
P. Andrew Limes	N/A
Randy Rush	$10,001-$50,000

(1)	The dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

(2)	Beneficial ownership determined in accordance with rule 16a-1(a)(2) under the Exchange Act.

Changes in Control

There are no arrangements known to the Company which may result in a change in control of the Company.

MANAGEMENT

Currently, under our articles, our directors are divided into three classes. Each class of directors will hold office for a three-year term. However, the initial members of the three classes have initial terms of one, two and three years, respectively. At each annual meeting of our stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.  Currently, each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. If Proposal One is approved and the provision for the removal of classes of directors is approved, each of the directors will be elected to hold office for a one year term expiring at the next annual meeting of stockholders.

Directors

Information regarding the Board of Directors is as follows:

Name, Address, and Age(1)	Positions Held with Fund	Term of Office and Length of Time Served	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships With Public Companies or Registered Investment Companies Held by Director or Nominee for Director
Independent Directors:
Steve Leach, 53	Director	Elected in 2013*	CEO of WaterStone	0	None
Ric Denton, 72	Director	Elected in 2013*	CEO of Rocky Mountain Innovation Partners, CEO of Colorado Springs Technology Incubator	0	None
P. Andrew Limes, 55	Director Nominee		CEO of SDR Ventures	0	None
Interested Directors:
Randy Rush(2), 61	Director, Chairman, CFO & Treasurer	Elected in 2013	Officer and Board Member of Adviser and Adviser parent	0	None

1 The address for each director is c/o Integrity Capital Income Fund, Inc., 13540 Meadowgrass Drive, Suite 100, Colorado Springs, Colorado 80921.
2 Mr. Rush is interested because of his positions with the Adviser and as a Director of Gemini Bancshares, Inc., the parent company of Adviser
* The Director’s term has been extended, pursuant to the Bylaws, until his or her successor is elected.

Executive Officers who are not Directors

Information regarding our executive officers who are not directors is as follows:

Name	Age	Date of Appointment	Positions Held
Eric Davis	37	December 10, 2013	President, CIO, CCO
Wendy Fisher	32	December 10, 2013	COO

The address for each executive officer who is not a director is c/o Integrity Capital Income Fund, Inc., 13540 Meadowgrass Drive, Suite 100, Colorado Springs, Colorado 80921.

Biographical Information for Officers, Directors, and Director Nominee

Eric Davis – President and Chief Investment Officer, age 37

Mr. Davis started in wealth management at NatCity Investments, a subsidiary of National City Bank, in 2000. National City Bank was the 8th largest bank in the country at that time. He served NatCity Investments as a regional manager of an advisory group from 2003 – 2006 with principal responsibility for overseeing the investment management, retirement planning, asset allocation, and business development process for his team. During this time his team won two distinct national awards for excellence. In 2007 Mr. Davis moved to Colorado Springs and joined Integrity Bank & Trust’s wealth management group (the predecessor of the Adviser, the “Predecessor Adviser”). Since that time he has been instrumental in the growth of the department from a local community bank and trust with $65 million in assets under management to a leader in alternative investments that serves Registered Investment Advisers (“RIA”) and clients nationally. The wealth management group of the Adviser now has over $270 million in assets under management. Mr. Davis currently serves as the President, a Manager, and as the Chair of the Integrity Wealth Management investment committee of the Adviser, overseeing investments, due diligence, strategy, and asset allocation for the group.

Randall Rush – Director, Chairman of the Board, Treasurer and Chief Financial Officer, age 61

Randy is one of the founders of the Predecessor Adviser which was established August 11, 2003. He is the Chairman of the Board, Executive Vice President and Senior Trust Officer of the Predecessor Adviser, and has held those positions since the Predecessor Adviser’s inception. Mr. Rush serves as the Secretary and a Manager of the Adviser. Mr. Rush is also a director and Secretary/Treasurer of Gemini Bancshares, Inc., the holding company for the Predecessor Adviser. Randy has over 38 years of banking, investment and trust management experience. Previously, he served as the Executive Vice President and Senior Trust Officer for the Smith County State Bank & Trust Company, acting as the head of the trust department and responsible for the management of the bank’s investment portfolio. During his tenure from 1984 to 2003 at the Smith County State Bank & Trust, located in a rural Kansas community of 2,000 people, he successfully grew the trust department from assets under management of $10,000,000 to over $235,000,000. Randy was active in the Kansas Banker’s Association serving as President of the KBA Trust Division and served on the Kansas Banker’s Association's Governing Council and Board of Directors. In addition, he was on the faculty of the Kansas/Nebraska schools of Trust and Financial Planning for ten years. Randy received a Master’s of Business Administration from the University of Nebraska and a B.S. in Accounting from Ottawa University. Mr. Rush does not hold any other directorships of public companies as of October 31, 2015. Given Mr. Rush’s extensive experience in the investment industry, the Company has concluded that Mr. Rush is a suitable director based on the current needs, business and structure of the Company.

Steve Leach, Independent Director, age 53

Over the past five years, Mr. Leach has served as CEO of WaterStone where his team helps donors develop and execute tax efficient giving strategies through various giving vehicles. WaterStone manages $250 million of assets that will ultimately be deployed to thousands of causes close to the hearts of their clients. Mr. Leach served as President of Acacia Strategic Advisors, a strategic consulting firm. A key engagement while at Acacia was the launch of Vida Capital’s Longevity Fund where Steve served as the VP of Marketing and Business Development. Prior to joining Acacia, Steve served as Chief Executive Officer of NovaCentrix Corp, a nanotechnology products company from October 2005 through April 2008 when the company was sold. Steve joined NovaCentrix in late 2005 to drive the commercialization of the core materials and process technology into products for specific markets. Steve’s time with Dell culminated as a Director of Strategic Investments aligned with the venture capital arm of Dell Computer, Dell Ventures. He also directed strategic marketing and business planning for Dell’s $8B Home and Small Business Product Group as well as Dell’s $3B Inspiron Product Group. While at Dell, IBM and Compaq Computer, the teams he served built a number of businesses that delivered billion-dollar products and associated service revenues. The skills he developed at these Fortune 500 companies provides him with a keen understanding of overall business strategy, market analysis and segmentation as well as technology planning and development and the Company has concluded that Mr. Leach is a suitable director based on the current needs, business and structure of the Company. His tenure at Dell gave him a fanatical approach to operational efficiency and technology utilization. Mr. Leach graduated from Texas A&M University with a degree in Mechanical Engineering. Mr. Leach does not hold any other directorships as of October 31, 2015.

Ric Denton, Independent Director, age 72

Ric Denton is a Silicon Valley veteran with extensive experience in taking early-stage startups from conception to multi- million dollar organizations. Over the years he has started three for-profit businesses. He has also started two non-profits since coming to Colorado in 2004, both of which have 501c3 status. The first non-profit is a statewide Colorado non-profit that mentors businesses that wish to receive government contracts (Procurement Technical Assistance Center – PTAC). The second non-profit, the Rocky Mountain Innovation Partners (RMIP), was founded in 2015 to address an expanded mission of mentoring scalable startup companies while also carrying out technology transfer contracts with the U.S. Air Force Academy and with other federal laboratories. Dr. Denton serves as CEO of RMIP, and served as CEO of the precursor organization, the Colorado Springs Technology Incubator (CSTI). Both CSTI and RMIP address the needs of startup clients in the areas of corporate governance, product development, funding, strategic partnerships, operational guidance and go-to -market strategies. These activities support the broad needs that Colorado Springs has in economic development. Dr. Denton also serves as a Director of ConcealFab, a high tech Colorado Springs company that manufactures a variety of antennas in the rapidly expanding cell phone tower industry sector. Dr. Denton holds a Ph.D. (1971) and M.S. (1968) in physics from the University of California in Santa Barbara. Based on Dr. Denton's extensive experience in business, the Company has concluded that Dr. Denton is a suitable director based on the current needs, business and structure of the Company.

Wendy Fisher – Chief Operating Officer & Investment Committee Member, age 32

Wendy Fisher joined the Predecessor Adviser in October 2007 as an Investment Analyst. She graduated with distinction from the University of Minnesota with a BA in Political Science. In March of 2010 she obtained her CERTIFIED FINANCIAL PLANNER™ certification. Over the past five years, she has served as Operations & Investment Manager of the Predecessor Adviser’s wealth management group and Operations Manager of the Adviser. Her primary responsibilities include managing the operations staff, overseeing custody, providing client and RIA reporting, as well as maintaining and monitoring all of the investment due diligence records. Wendy also serves on the Asset and Liability Committee with responsibility to help set interest rates on deposits and to manage the allocation of investments of bank deposits for the Predecessor Adviser. She is an integral member of the Bank Asset and Liability Committee and the Adviser’s wealth management investment committee and due diligence process.

P. Andrew Limes, Independent Director, age 55

Since 2002, Mr. Limes has served as CEO of SDR Ventures where his team assists clients with executing mergers and acquisitions, securing equity and debt financing, implementing strategic initiative aimed at maximizing shareholder value and generational transfers of family held businesses.  Prior to forming SDR, Mr. Limes served as President and partner of a multi-state transport refrigeration company.  Mr. Limes began his career in the tax practice of Deloitte & Touche.  The skills he developed at these companies provides him with a keen understanding of overall business strategy, market analysis and business financing and the Company has concluded that Mr. Limes is a suitable director based on the current needs, business and structure of the Company. His tenure at SDR Ventures gave him the experience in strategic and transactional analysis and advisory services to maximize the financial and structural aspects of the Company.  Mr. Limes graduated from the University of Colorado with a B.S. in Business in 1983.

L. Blaine Rush – Investment Committee Member, age 87

Blaine is a director and Chairman of Gemini Bancshares, Inc. and serves on Integrity the Predecessor Advisor’s Board of Directors, holding both of those positions since 2003. Blaine is a retired banker with over 57 years’ experience in banking. His banking experience includes serving as one of the principals involved in the purchase, management and operation of multiple banking institutions in Kansas. In addition, he has also been very active in Lions Club International having served on the International Board of Directors for two years (from 1978 to 1980) as a Director and for three years (from 1980 to 1981, 1992 to 1993, and 1995 to 1996) as a Board Appointee. While on the Lions Clubs International Board as a member and as an appointee, he served on the Finance Committee and was the Chairman as a Senior Director. He also served as a member of the Board of Trustees of Ottawa University, Ottawa, Kansas from 1999 to 2009.

Jeremiah Erickson – Investment Committee Member, age 35

Jeremiah has an MBA in Finance from the University of Colorado and a Certificate in Financial Planning from Boston University. Jeremiah passed the CFP® exam in 2011, demonstrating his commitment to pursuing a high level of excellence in his field. He has been working in Financial Services since 2010, after spending four years in several HR and Management positions for Fortune 500 companies. Prior to joining the Predecessor Adviser in 2012 and the Adviser in 2015, Jeremiah was responsible for managing investments for a RIA that managed approximately $100 million in assets. Jeremiah is very active in his community as a member of a local church, serving on the Board of Directors for the Financial Planning Association of Southern Colorado, and serving as the treasurer for the Human Trafficking Task Force of Southern Colorado.

Brett Wyss – Investment Committee Member, age 37

Brett has been with the Predecessor Adviser since August of 2004 and the Adviser since 2015. He currently serves as the Senior Loan Officer and manages the loan department. He also manages a $50 Million loan portfolio. Brett developed underwriting criteria for the Adviser to include cash flow analysis, collateral analysis and business acumen of the bank’s borrowers. Brett has extensive experience in loan collections and collateral liquidation and well as problem loan workouts. Brett also serves on the Asset/Liability Committee of the Adviser where he helps set interest rates and mitigate interest rate risk. Brett served on the El Paso County drainage board for six years (2007-2013) and was the board chair for the last two years. Brett is a graduate of Wheaton College (2001) and received a Master’s Degree from National Louis University in Chicago (2003). He is also a graduate of the University of Colorado’s Graduate School of Banking (2008).

Larry K. Dozier – Investment Committee Member, age 48

Larry is a wealth management officer and owner at the Adviser. Prior to joining the Predecessor Adviser in 2005, Larry served 20 years in the Air Force, where he was primarily responsible for managing communication resources and mentoring cadets at the Air Force Academy. Larry combines his background in the military with a broad range of financial understanding to provide his clients with a distinctively practical perspective on money management. Larry is an active member in the community and a highly motivating lecturer on financial independence. He earned his MBA in 2012 from the University of Phoenix, his B.A. in Organizational Management from Colorado Christian University and in 2006 graduated from the School of Trust & Financial Services sponsored by the Kansas and Nebraska Bankers Association. In October 2014 Larry graduated from the American Bankers Association Graduate Trust School.

Family Relationships

Randy Rush and Wendy Fisher are father and daughter, and Blaine Rush is the father of Randy Rush. Brett Wyss is the nephew of Randy Rush.

Audit Committee Financial Expert

Our Board of Directors currently serves as the Audit Committee and the Valuation Committee. The Board of Directors has determined that Mr. Leach is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K. Mr. Leach meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” as that term is defined in Section 2(a)(19) of the 1940 Act.

Legal Proceedings

During the past ten years, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including:  (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Board of Directors – Composition, Qualifications and Attributes

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively.  Currently, the Company does not have a separate nominating committee as, to date, it does not believe that the Company as an early stage company with limited personnel, required such a committee.  However, as the Company grows, the Board may consider establishing a separate nominating committee.  As such, currently the Board of Directors as a whole is in charge of identifying and appointing appropriate persons to add to the Board of Directors when necessary.

In identifying Board candidates it is the Board’s goal to identify persons whom it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors.

Board Leadership Structure and Role in Oversight

The Company’s Board of Directors currently comprises three persons, being Messrs. Rush, Denton and Leach.  Mr. Rush is Chairman of the Board of Directors and also serves as our chief financial officer.  Mr. Rush is an “interested person” as that term is defined in section 2(a)(19) of the 1940 Act.  The Company does not have a designated lead independent director.  As an early stage Company with limited personnel, the Company believes its current leadership structure is appropriate.

The Board of Directors is responsible for risk oversight of the Company.  Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, safety, employment, political and other risks that are attendant to early stage companies.  Risks are reported to the Board of Directors through the Company’s executive officers, who are responsible for the identification, assessment and management of the Company’s risks.  However, the current members of the Board of Directors are actively involved in various aspects of the Company’s operations and thus are also charged with identifying risks. The Board of Directors regularly discusses the risks identified and reported by the Company’s executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

Meetings of the Board and Committees

The Board of Directors met five times during the Company’s fiscal year ended October 31, 2015, and did not meet during the Company’s fiscal quarter ended January 31, 2016.   The Company’s Board of Directors maintained regular communications throughout the year between all of the officers and directors.  The Company does not have a policy regarding board members’ attendance at annual meetings of shareholders.  As discussed in more detail below, the Company does not have standing audit, nominating or compensation committees.

Committees of the Company’s Board of Directors

The Company does not have a separately designated audit committee or compensation committee. Instead, the entire Board as a whole acts as the Company’s audit and compensation committees.  As discussed above, the Board of Directors has determined that Mr. Leach is an “audit committee financial expert.” Mr. Leach meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” as that term is defined in Section 2(a)(19) of the 1940 Act.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by us;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	accountability for adherence to the code.

Our Board of Directors has adopted a corporate code of ethics that applies to our executive officers.

A copy of the code of ethics has been posted on our website, available at www.integritycapitalincomefund.com.

No Nominating Committee; Procedures by which Security Holders May Recommend Nominees to the Board of Directors

The Company does not have a separately designated nominating committee.  The Company does not have such a committee because we currently believe that, given our small size, and the fact that no Company securities are traded on a national stock exchange, that such a committee is not currently necessary.  Unless and until the Company establishes a separate nominating committee, when a board vacancy occurs, the remaining board members will participate in deliberations concerning director nominees.  In the future the Company may determine that it is appropriate to designate a separate nominating committee of the board of directors comprised solely of independent directors.

In considering candidates for membership on the Board of Directors, the Board of Directors will take into consideration the needs of the Company and its Board of Directors, the qualifications of the candidate and the personal and cultural fit with the Company.  With respect to potential new Board members the Board will require and/or review information such as the following:

•	The name and address of the proposed candidate;

•	The proposed candidates’ resume or a listing of his or her qualifications to be a director of the Company;

•	A description of any relationship that could affect such person’s qualifying as an independent director, including identifying all other public company board and committee memberships;

•	Any information about the proposed candidate that would, under the federal proxy rules, be required to be included in the Company’s proxy statement if such person were a nominee.

Independence of the Board of Directors

Messrs. Denton, Leach and Limes are the only directors or director nominees considered “independent” as that term defined by Section 803A of the NYSE MKT LLC Company Guide inasmuch as each of the other directors has had material relationships with the Company.  The Board considers all relevant facts and circumstances in its determination of independence of all members of the Board.

Shareholder Communication with the Board of Directors

The Company values the views of its shareholders (current and future shareholders, employees and others).  Any shareholder desiring to communicate directly with any officer or director of the Company may address correspondence to that person at our offices in Colorado Springs, Colorado.  Our office staff will forward such communications to the addressee.

Transactions with Related Persons

The Company’s Board of Directors as a whole is charged with approving and reviewing all related party transactions.  In addition, the Company has elected to be regulated as a business development company under the 1940 Act (“BDC”).  As a BDC the Company is subject to certain provisions of the 1940 Act that restricts the Company’s ability to engage in certain related party transactions.  There have not been any transactions, or proposed transactions, to which the Company was or is to be a party, in which any Company, director, officer, 5% beneficial owner, any immediate family member of the aforementioned had or is to have a direct or indirect material financial interest,  except for the continuing relationships with the Adviser under the Advisory Agreement and Custody Agreement, as further described below.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors and officers and any persons who own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. All directors, officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports files. Based solely on our review of the copies of Forms 3, 4 and 5, and any amendments thereto furnished to us during the fiscal year ended October 31, 2015, we believe that during the Company’s 2015 fiscal year all filing requirements applicable to our officers, directors and greater-than-10% stockholders were complied with, except as follows: the Form 4 due in August 2015 for Mr. Denton was filed late.

EXECUTIVE COMPENSATION

Compensation of Directors

We have entered into an Advisory Agreement (defined below in Proposal 4), pursuant to which the Adviser has agreed to serve as our investment adviser and to furnish us with certain administrative services necessary to conduct our day-to-day operations.  The Advisory Agreement is terminable by either party upon proper notice.  We pay the Adviser a fee for its investment advisory services under the Advisory Agreement consisting of two components: (i) a base management fee, and (ii) an incentive fee.  We may (although to date we have not done so) also reimburse the Adviser for our allocable portion of overhead and other administrative expenses incurred by it in performing its administrative obligations under the Advisory Agreement, including an allocable portion of the compensation of our Chief Financial Officer and Chief Compliance Officer, and their respective staff.

Our officers do not receive any compensation directly from us. However, the principals and officers of the Adviser who also serve as the Company’s officers receive compensation from, or may have financial interests in, the Adviser, which may be funded by or economically related to the investment advisory fees paid by us to the Adviser under the Advisory Agreement.

Since inception of the Company, Mr. Rush has served as our Chief Financial Officer and Treasurer and Mr. Davis has served as our President, Chief Investment Officer and Chief Compliance Officer. Mrs. Fisher has served as our Chief Operating Officer. The compensation of our Messrs. Rush, Davis and Mrs. Fisher is paid by the Adviser and not allocated separately as an expense of the Company.

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee because its executive officers do not receive any direct compensation from the Company. However, the compensation payable to the Company’s Adviser pursuant to the Advisory Agreement has been separately approved by a majority of the independent directors.

Compensation Committee Report

None of our executive officers receive direct compensation from the Company, therefore, we have not included a Compensation Discussion and Analysis with respect to executive officer compensation upon which the Board consulted with management on.

Compensation of Directors

The following table sets forth compensation of the Company’s directors for the fiscal year ended October 31, 2015.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total
Independent Directors:
Steve Leach	$3,750	$0	$3,750
Ric Denton	$3,750	$0	$3,750
Interested Directors:
Randy Rush	$0	$0	$0

(1)      For a discussion of the independent directors’ compensation, see below.
(2)      We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.

We pay our independent directors an annual fee of $3,000, payable quarterly. Our independent directors also receive a fee of $750 for any regular or special meeting attended in person in excess of four meetings in any year. The meeting fees for the first four meetings of a year are included within the annual retainer fee paid to the directors.

We reimburse directors for out-of-pocket expenses incurred in attending Board and committee meetings and undertaking certain matters on our behalf.

Under the Colorado Business Corporation Act and pursuant to our articles of incorporation and bylaws, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

We have entered into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under the Colorado Business Corporation Act and the 1940 Act. Each indemnification agreement is expected to provide that we shall indemnify the director who is a party to the agreement (an “Indemnitee”), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding. The indemnification agreements also require us to procure liability insurance coverage for our officers and directors.

We have secured insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company for any liability arising out of his actions, regardless of whether the Colorado Business Corporation Act would permit indemnification. We have obtained liability insurance which became effective October 17, 2014.

The Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, the Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreement or otherwise as the Adviser.

PROPOSAL ONE
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO REMOVE THE CLASSIFICATION OF DIRECTORS

The Company’s Board of Directors proposes an amendment to the Company’s Articles of Incorporation to remove the classification of directors.

Background and Discussion of Proposed Amendment

Upon formation of the Company, the articles of incorporation were filed to include a three year staggered Board of Directors.  After two years of operations of the Company, the Board has determined that, due to the small size of the Company and the expense of calling for annual meetings, and the difficulty in finding qualified directors, the Company would be better suited to one year terms for the directors, with all directors being approved by the shareholders at each annual meeting that is called.

Vote Required and Recommendation of Board

Proposal One requires the affirmative vote of a majority of the votes cast by holders of Common Stock at the Meeting. The Board of Directors recommends that shareholders vote “FOR” the proposed amendment to the Articles of Incorporation to remove the classification of directors.

PROPOSAL TWO
ELECTION OF DIRECTORS

The Board of Directors is nominating four persons to be elected to the Company’s Board of Directors:  Randall Rush, Ric Denton, Steve Leach and P. Andrew Limes. If elected, and if Proposal One is approved, each director will serve for a one year term and until his/her successor is elected and qualified. If Proposal One is not approved, then each director is elected for terms expiring at the annual meetings (upon election and qualification of their respective successors) in the years indicated below:

Steve Leach, Class A – Expires 2017
Ric Denton, Class B – Expires 2018
Randy Rush, Class C – Expires 2019
P. Andrew Limes, Class C – Expires 2019

The Company’s Board of Directors currently consists of three directors.  After consideration of director nominees and other factors, the Board of Directors determined to increase the size of the Board to four members. If Proposal One is not approved, the fourth director will be added as a Class C director.

Vote Required and Recommendation

To be elected each director must receive a plurality of the votes cast at the Meeting.  The Board of Directors recommends a vote “FOR” the election of Messrs. Rush, Denton, Leach and Limes.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees.  Neither management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.

PROPOSAL THREE
APPROVAL TO PERMIT THE COMPANY TO ACCEPT PURCHASES
OF OUR COMMON STOCK AT LESS THAN NAV

The Company’s Board of Directors seeks shareholder approval to permit the Company to accept purchases of our common stock at less than the then-current net asset value (“NAV”).

Background and Discussion of Proposal

The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current NAV of such stock, with certain exceptions. One exception permits the Company to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current NAV if its shareholders approve such a sale and the Company’s directors make certain determinations.

Pursuant to this provision, the Company is seeking the approval of its common shareholders so that it may, in one or more private offerings of its common stock during each fiscal quarter, sell or issue shares of its common stock in an amount up to 3% of the then-outstanding common stock as of the date of issuance at an offering price per share that is below its then current NAV, subject to certain conditions discussed below. Under this proposal, there is a limit of 5% as the maximum discount at which the Company may sell its shares. If approved, the authorization would be effective for a period expiring on the earlier of: (i) the one year anniversary of the date of the Company’s 2016 Annual Meeting of Shareholders; and (ii) the date of the Company’s 2017 Annual Meeting of Shareholders.   The latest date at which such authorization would expire is April 26, 2017.

As a BDC and a regulated investment company (RIC) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to shareholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, BDCs must comply with an asset to debt ratio requirement that prohibits the Company from incurring debt or issuing senior securities if the ratio is less than 2:1, which requires the Company to finance its investments with at least as much equity as debt in the aggregate. Historically sales of the Company’s common stock have been at prices slightly above NAV.

Without the approval of its common shareholders to sell its common stock at prices below its current NAV, the Company would be precluded from selling shares of its common stock to raise capital below its current NAV. The Company believes that having the flexibility to issue its common stock below NAV in certain instances will benefit all of its shareholders.

Our Board is required to make a determination that we are not selling shares at a price per share which, after deducting selling commissions and dealer manager fees, is below our then current NAV. Our board of directors considers the following factors, among others, in making such determination:

●	the NAV disclosed in the most recent periodic report we filed with the SEC;
●
our management’s assessment of whether any material change in the NAV has occurred (including through the realization of net gains on the sale of our portfolio investments) from the period beginning on the date of the most recently disclosed NAV to the period ending two days prior to the date of the closing on and sale of our shares; and

●
the magnitude of the difference between the NAV disclosed in the most recent periodic report we filed with the SEC and our management’s assessment of any material change in the NAV since the date of the most recently disclosed NAV, and the offering price of our shares at the date of closing.

Importantly, this determination does not require that we calculate NAV in connection with each closing and sale of our shares, but instead it involves the determination by our Board that we are not selling our shares at a price which, after deducting selling commissions and dealer manager fees, is below the then current NAV at the time at which the closing and sale is made.

Over the past year situations have arisen whereby cash inflows and outflows caused changes to our NAV that could have resulted in the issuance of shares at below NAV by only a few pennies.   We were able to adjust the number of shares issued with respect to those investments, but the time and effort in the minor adjustments involved more cost to the Company than the immaterial dilution to investors that would have occurred had the issuance been permitted at lower than NAV.   This is the situation that the Board of Directors should be able to weigh the cost of change in share price for the private issuance versus the cost of compliance by the Company.

If this Proposal is approved, the Company will only sell shares of its common stock at a net price below NAV during the specified one year period if the following conditions are met:

●
both a majority of the Company’s independent directors who have no financial interest (other than ownership of shares of the Company’s common stock) in the sale and a majority of such directors who are not interested persons of the Company have determined that such sale would be in the best interests of the Company and its shareholders and have determined in good faith that the price at which such shares are to be sold is not less than a price which closely approximates the market value of those shares, less any distributing commission or discount.

●
following such issuance and taking into account any other issuances during the fiscal quarter, not more than 3% of the Company’s then outstanding shares as of the date of issuance will have been issued at a price less than the Company’s then current NAV.

●	the discount at which the Company may sell its shares is not greater than 5%.

The issuance of shares at below NAV will result in dilution to the shareholders.  However, it believes the circumstances for allowing such issuances will result in minimal dilution.  As of January 31, 2016 the Company had outstanding 2,308,650 shares of its common stock and its reported NAV was $10.14. If the Company sold the maximum number of shares permitted under this Proposal Three at the maximum discount on January 31, 2016, it could have resulted in the issuance of 69,259.50 shares at a price of $9.63 per share.  This would have resulted in maximum dilution to shareholders on January 31, 2016 of $0.01 per share.

Vote Required and Recommendation of Board

Approval of this Proposal requires the affirmative vote of (i) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (ii) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company. Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board of Directors recommends that shareholders vote “FOR” the proposal to permit the Company to accept purchases of our common stock at less than the then-current NAV.

PROPOSAL FOUR
RATIFICATION OF THE ADVISORY AGREEMENT

The Board of Directors has approved the Advisory Agreement with our Adviser.  We are asking our shareholders to ratify the Advisory Agreement.  Although the Board does not believe shareholder ratification is required with regard to the Advisory Agreement, the Board has chosen to seek shareholder ratification.  In November 2015, the Advisory Agreement was transferred to an entity wholly owned by the owner of the predecessor adviser.  Due to the number of new shareholders of the Company since the Advisory Agreement was originally approved by the Company’s shareholders, the Board deems it desirable to obtain shareholder ratification at this time.

Background and Discussion of Advisory Agreement

Organization of the Adviser.

The Adviser is a Colorado limited liability company registered as a trust company that is exempt from registration as an investment adviser under Sections 202(a)(11) and 202(a)(2) of the Advisers Act.  It relies on this exemption by virtue of being a trust company doing business under the laws of Colorado which: (i) conducts a substantial portion of its business exercising fiduciary powers similar to those powers permitted to national banks; and (ii) is supervised and  examined by state banking authorities.  The Adviser is a controlled subsidiary of Gemini Bancshares, Inc. (the “Parent”).  The Parent also controls Integrity Bank & Trust, Inc. (“Integrity Bank”).  Prior to December 1, 2015 Integrity Bank (the “Predecessor Adviser”) was the adviser to the Fund.  Effective December 1, 2015, all lines of business, including the Advisory Agreement, were transferred to the newly formed Integrity Trust Company, LLC which has operated as the Adviser.  There was no modification to any of the terms or conditions of the Advisory Agreement upon the transfer of the Advisory Agreement.  Because the Parent also controls the Adviser, the transfer of the Advisory Agreement and related business was not considered an assignment of the Advisory Agreement so as to result in termination of the Advisory Agreement under the 1940 Act.  The principal business address of the Parent and the Adviser is 13540 Meadowgrass Drive, Suite 100, Colorado Springs, CO 80921.

The names, addresses and principal occupations of the principal executive officers and managers of the Adviser are set forth below:

Name and Address(1)	Title with Adviser	Position held with the Company	Principal Occupation
Eric Davis	President, Chief Investment Officer, Manager	President, Chief Investment Officer, and Chief Compliance Officer	Same as Adviser and Company
Robert B. Blaha	Manager	None	Chief Management Officer and Executive Vice President Director of Alpha Security Group Corp; President of Human Capital Associates
Randall B. Rush	Manager	Director, Chairman, Chief Financial Officer, and Treasurer	Same as Adviser and Company
James W. Wyss	Manager	None	CEO of Integrity Bank

(1)  The principal business address of the named individuals is 13540 Meadowgrass Drive, Suite 100, Colorado Springs, CO 80921.

Mrs. Wendy Fisher, who is the Company’s Chief Operating Officer, along with Randall B. Rush, Eric Davis, L. Blaine Rush, Brett Wyss, Jeremiah Erickson and Larry Dozier, are the members of the Investment Committee of the Adviser.  Randall B. Rush, Eric Davis and Wendy Fisher manage the Company’s day-to-day operations and provide the services under the Advisory Agreement.

Interests of Certain Persons in the Ratification of the Advisory Agreement

Randall B. Rush and Eric Davis, each directly hold a minority equity ownership interest in the Adviser.  Mr. Davis’ interest is subject to certain vesting requirements.  Additionally, Mr. Rush has an indirect interest in the Adviser through his majority ownership in the Parent, and Ms. Fisher and Mr. Davis individually have an indirect interest in the Adviser through minority equity interests in the Parent

Summary of the Advisory Agreement.

The Adviser currently provides investment advisory services to the Company pursuant to the current Investment Advisory Agreement dated January 2, 2014 (the “Advisory Agreement”).  The Advisory Agreement was last approved by written consent of the shareholders of the Company on August 29, 2014, prior to the Company’s election to be regulated as a BDC.  On October 9, 2015, our Board of Directors, including a majority of the independent directors, approved the renewal and continuance of the Advisory Agreement for a period of one year commencing November 1, 2015 and the assignment of the Advisory Agreement as described above.

Management Fees.

We pay the Adviser a fee for its investment advisory services under the Advisory Agreement consisting of two components - a base management fee and an incentive fee. The cost of both the base management fee and any incentive fees earned by the Adviser is ultimately borne by our common stockholders.

The base management fee (the “Base Fee”) is calculated at an annual rate of 1.50% of our gross assets, which includes any borrowings for investment purposes. During the fiscal year ended October 31, 2015 we borrowed funds of approximately $1.7 million for the purpose of making portfolio investments. From inception to June 30, 2014, the Adviser waived the Base Fee, in the amount of $25,056. The waived fees are not subject to reimbursement. From July 1, 2014 to October 31, 2014 the Base Fee was calculated based on the value of gross assets at October 31, 2014, and appropriately adjusted for equity capital raises. Commencing November 1, 2014 the Base Fee is payable quarterly in arrears, and is calculated based on the value of our gross assets at the end of the most recently completed fiscal quarter, and appropriately adjusted for any equity capital raises or repurchases during the fiscal quarter. The Base Fee for any partial month or quarter is appropriately pro-rated.

The incentive fee (“Incentive Fee”) is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), commencing with the fiscal year beginning November 1, 2014, and equals 20% of “Net Investment Income” above 7.5% for the year. “Net Investment Income” is defined as all income accrued during the year minus operating expenses, Base Management Fee and expenses paid under the Advisory Agreement. Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payable-in-kind interest and zero coupon securities) accrued income not yet received in cash. Net Investment Income does include any realized capital gains, realized capital losses, and unrealized capital depreciation. It does not include unrealized capital appreciation.

Administrative Services.

Pursuant to the Advisory Agreement, the Adviser furnishes us with equipment and clerical, bookkeeping and record-keeping services, as well as certain administrative services, which include being responsible for the financial records which we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, the Adviser assists us in accounting, bookkeeping and reporting, performing internal audit services, determining and publishing our net asset value, overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, providing support for our risk management efforts and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others. We reimburse the Adviser for the allocable portion of overhead and other expenses incurred by it in performing its administrative obligations under the Advisory Agreement. The Adviser prepares and delivers statements documenting its expenses which are subject to reimbursement.

Duration and Termination.

Unless earlier terminated as described below, the Advisory Agreement will remain in effect for the period ending October 31, 2016 (or until November 1, 2017) and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board of Directors, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our directors who are not interested persons. The Advisory Agreement will automatically terminate in the event of its assignment. The Advisory Agreement may be terminated by either party without penalty upon not less than 60 days’ written notice to the other.

Indemnification.

The Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, the Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreement or otherwise as the Adviser.

Custody Agreement.

The Company’s securities are held under a custody agreement with Adviser under which the Company pays the Adviser a fee of 0.15% of assets under custody consisting of cash, securities and earnings there from, and excluding any related party assets.

During the fiscal year ended October 31, 2015 the Adviser received approximately $186,360 in fees from the Company under the Advisory Agreement and approximately $16,904 in fees from the Company under the custody agreement.  There are no other payments that were made by the Company to the Adviser or any affiliated person of the Adviser during the last fiscal year.  There were no commission payments made to any affiliate broker by the Company.

Board of Directors Consideration of the Advisory Agreement

At a meeting of our Board of Directors on October 9, 2015, our Board of Directors, including a majority of independent directors voting separately, considered the continuation and assignment of the Advisory Agreement.  At the meeting, the Board reviewed data with respect to the Adviser, its personnel, and the services provided to the Company by the Adviser under the Advisory Agreement.  The data included information concerning advisory and administrative services provided to the Company by the Adviser and its related companies; information concerning other businesses of those companies; and comparative data obtained from the Adviser related to Company performance and Company expenses.

The Board of Directors believes that the terms and conditions of the Advisory Agreement are fair to, and in the best interests of, the Company and its shareholders. Our Board of Directors also believes that there will be no change in the services provided by the Adviser to the Company, including the investment process, operations or investment advisory services to the Company under the transferred Advisory Agreement because the management and personnel of the Adviser is the same as the Predecessor Adviser.  Additionally, our Board of Directors believes that there will be no diminution in the scope and quality of advisory services provided to the Company as a result of the transfer of the Advisory Agreement.

In reaching a decision to approve the Advisory Agreement, our Board of Directors considered information compiled from 16 of the most similarly situated BDC’s (the “Peer Group”) and the presentation on the Peer Group that was presented to the Board which included, among other thing.
1.         The nature, quality, and extent of services furnished by Adviser to the Company.  The Board considered the nature, extent and quality of the investment advisory services to be provided by the Adviser to the Company.  The Board concluded that the breadth and the quality of investment advisory and other services being provided to the Company are satisfactory.  The Board also found that Adviser has made significant expenditures in the past year and in prior years to ensure that the Company has the right product mix for the market and the Adviser has the sophisticated systems and highly trained personnel necessary for it to be able to continue to provide quality service to the Company.  The Board also discussed the research and portfolio management being provided by the Adviser to the Company and found that such research and portfolio management has been satisfactory and that the Adviser is charging fair, reasonable, and competitive fees for such research and portfolio management.  Finally, the Board considered the risks assumed by the Adviser in providing investment advisory services to the Company including the capital commitments which have been made in the past and which continue to be made by the Adviser to ensure the continuation of the highest quality of service to the Company is made with the recognition that the Company’s advisory relationship with the Adviser can be terminated at any time and must be renewed on an annual basis.

2.         Investment Performance.  The Board reviewed the investment performance of the Company with the performance of comparable business development companies. Considerations included: (i) the median total return for the Peer Group was 3.3%, compared to 8.86% for the Company; (ii) only four BDC’s had better performance than the Company; and (iii) 7 out of the 16 funds in the Peer Group had negative returns.  The Board concluded that, although past performance is not necessarily indicative of future results, the favorable performance record of the Company was an important factor in their evaluation of the quality of services expected to be provided by the Adviser under the Advisory Agreement.

3.      Costs of the Services Provided to the Company. Upon review of the advisory fee structures of the Company in comparison with other similar funds, the Board concluded that the level of investment advisory fees paid by the Company is competitive.  This conclusion was based, among other things, on: (i) the Peer Group analysis showed that the Company had the third lowest expense ratio; (ii) the median expense ratio of the Peer Group was 6.16%; (iii) the average expense ratio was 6.96%; and (iv) the highest expense ratio was 11.11%, the lowest expense ratio was 2.36%, and the Company expense ratio was 2.95%.  The Board noted that the Adviser has contractually agreed to impose expense limitations on the Company at a cost to Adviser and is considering new expense limitations.  Further, the expense ratio of the Company is generally competitive and a lower expense ratio would not materially affect the Company’s performance.

The Board also reviewed fees paid to the Adviser for managing other institutional accounts (such as individuals or sub-advised portfolios, but noted that no sub-advised portfolios are managed by the Adviser) and found that the fees charged to the Company are not lower than the fees paid by similarly-managed funds due to the fact that such other institutional accounts are less costly to manage.  The Board took into account that the reason the fees charged to the Company were higher than the fees of those other institutional accounts was due to the higher cost of due diligence for Company investments, including regulatory (compliance and audit) requirements for investments made by a BDC.  Finally, the Board concluded that the advisory and other fees payable by the Company to the Adviser are essentially fees which would be similar to those which would have resulted solely from “arm’s-length” bargaining, and may well be lower than fees arrived at solely from such arm’s-length negotiation

4.      Economies of Scale. The Board also considered the extent to which economies of scale could be realized as the Company grows in assets and whether the Company’s fees reflect these economies of scale for the benefit of Company shareholders.  The Board concluded that, due to the lack of breakpoints in the fee structure with the Adviser, no economies of scale would be realized by the Company as its assets grow.

5.      Profitability of the Investment Adviser.  The Board considered the costs borne by Adviser in providing advisory services to the Company and the profitability of Adviser in light of the estimated profitability analysis which had been provided by Adviser.  The Board also took into account that the Adviser has contractually agreed to impose expense limitations on the Company at a cost to Adviser.

6.      Additional Benefits Derived by Investment Adviser.  The Board also considered the direct and indirect benefits to the Adviser from serving as the Company’s adviser and concluded that these benefits in light of the nature, extent and quality of the services expected to be provided were in the best interest of the shareholders.
 Based on the information reviewed and discussions held with respect to each of the foregoing items, the Board, including all independent directors, concluded that the compensation payable to the Adviser was reasonable in relation to the services to be provided by the Adviser to the Company.  The Board of Directors did not assign relative weights to the above factors or the other factors considered by it.  Individual members of the Board of Directors may have given different weights to different factors.

Vote Required and Recommendation of Board

Proposal Four requires the affirmative vote of a majority of the votes entitled to be cast by holders of Common Stock at the Meeting.  The Board of Directors recommends that shareholders vote “FOR” the ratification of the Advisory Agreement.

PROPOSAL FIVE
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE THE REFERENCE
FROM “CALENDAR” TO “FISCAL”

The Company’s Board of Directors proposes an amendment to Article VIII the Company’s Articles of Incorporation to change the reference from “calendar quarter” to “fiscal quarter” and from “calendar year” to “fiscal year.”  Article VIII deals with the procedures that the Company intends to follow when it exercises any periodic repurchase rights.

Background and Discussion of Proposed Amendment

Upon formation of the Company, the articles of incorporation were filed assuming the Company would operate under on a calendar year basis.  However, due to tax planning considerations, the Company operates on a fiscal year ending October 31. The Board now desires to amend the references in Article VIII of its Articles of Incorporation to refer to fiscal quarters and fiscal years rather than calendar quarters and calendar years. This Board believes this is merely an administrative amendment. The amendment will affect the measuring periods for the 2.5% limitation by shifting it from calendar to fiscal quarter.  It will also impact the measuring periods (from calendar to fiscal year) relating to any dividend reinvestment plan, if one is ever adopted by the Board.

Article VIII, Paragraph (a) will read as follows, with the deleted language shown as struck through and the added language in italics:

(a)            The rights described in this Article VIII shall not apply until 12 months after the effective date of the Corporation’s Form 10 filed with the U.S. Securities and Exchange Commission (the “SEC”).  The Corporation will offer to repurchase up to 2.5% of the weighted average number of shares of Common Stock outstanding in the prior four ~~calendar~~ fiscal quarters from the holders thereof on the fifth business day following the date that the Corporation files its Form 10-K or Form 10-Q with the SEC (each a “Repurchase Date”), or on such other date and time as determined by the Board of Directors of the Corporation and disclosed to the holders of the Common Stock through any means reasonably designed to promptly inform the holders of the Common Stock thereof, at a price per share of Common Stock equal to the net asset value per share of the Common Stock as disclosed in the Corporation’s most recently filed Form 10-K or Form 10-Q; provided, however, that the number of shares of Common Stock to be repurchased by the Corporation under this Article VIII during any ~~calendar~~ fiscal year shall be limited to the number of shares of Common Stock that the Corporation can repurchase with the proceeds it receives from the sale of shares of Common Stock under the Corporation’s dividend reinvestment plan in effect at such time, unless the Board of Directors of the Corporation determines to dispense with this limitation.  The Corporation shall repurchase shares of Common Stock under this Article VIII on a pro rata basis from among the requests for repurchase received by it in the event that it cannot satisfy all repurchase requests made by holders of Common Stock because of any of the limitations set forth herein.  For avoidance of doubt, no holder of Common Stock shall be obligated to tender or otherwise present any shares of Common Stock for repurchase by the Corporation pursuant to the provisions of this Article VIII, but may elect to do so subject to the terms and conditions contained in this Article VIII and otherwise specified by the Corporation in connection therewith.

Vote Required and Recommendation of Board

Proposal Five requires the affirmative vote of a majority of the votes cast by holders of Common Stock at the Meeting. The Board of Directors recommends that shareholders vote “FOR” the proposed amendment to the Articles of Incorporation to replace “calendar” with “fiscal.”

PROPOSAL SIX
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected the accounting firm of RSM US, LLP to serve as our independent registered public accounting firm for the fiscal year ending October 31, 2016.  We are asking our shareholders to ratify the selection of RSM as our independent registered public accounting firm.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of RSM to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

Vote Required and Recommendation of Board

Proposal Six requires the affirmative vote of a majority of the votes cast at the Meeting.  The Board of Directors recommends that shareholders vote “FOR” this proposal.  If our shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm.  The Board considers RSM to be well-qualified to serve as the independent auditor for the Company and RSM has experience since 2013 in doing so.  However, even if the selection is ratified, the Board of Directors in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

To the Company’s knowledge, a representative from RSM is expected to be present at the Annual Meetings.

Fees Billed

Audit and Audit Related Fees.
Our independent registered public accounting firm, RSM billed us aggregate fees in the amount of approximately $125,990 for the fiscal year ended October 31, 2015 and $74,160 for the fiscal year ended October 31, 2014.  These amounts were billed for professional services that RSM provided for the audit of our quarterly and annual financial statements.

Tax Fees.
RSM billed us for  tax fees totaling $4,990 for the fiscal year ended October 31, 2014.  RSM has not yet billed us for the fiscal year ended October 31, 2015.

All Other Fees.
RSM did not bill us for any other fees for these fiscal years.

PROPOSAL SEVEN
ADVISORY (NON-BINDING) VOTE DETERMINING FREQUENCY
OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

We currently do not have any employees.  However, in the event we add employees and begin paying our executives, we are seeking a non-binding determination from our shareholders as to the frequency with which shareholders will have an opportunity to provide an advisory vote with respect to the compensation of our executive officers (if any).  Shareholders have the option of selecting a frequency of one, two or three years, or abstaining.  For the reasons described below, we recommend that our shareholders select a frequency of three years, or a triennial vote.

The Company believes that a triennial vote will provide us with the time to thoughtfully respond to shareholders’ sentiments and implement any necessary changes to our compensation plans, to the extent we pay our executives.  Once we pay our executives, we will need to review changes to our compensation arrangements in an effort to maintain the consistency and credibility of the program which is important in motivating and retaining our executive officers.  We therefore believe that a triennial vote is an appropriate frequency to provide management and our Board of Directors sufficient time to consider shareholders’ input and to implement any appropriate changes to our executive compensation program, when applicable.

Vote Required and Recommendation of Board

With respect to the frequency of the Say-on-Pay vote shareholders may vote for: One Year, Two Years, Three Years, or Abstain.  The frequency receiving the greatest number of votes will be considered the frequency recommended by shareholders. We request that our shareholders select “THREE YEARS” when voting on the frequency of advisory votes on executive compensation.  Although the advisory vote is non-binding, our Board will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company’s 2015 Annual Report on Form 10-K for the fiscal year ended October 31, 2015, and the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2016.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

If a shareholder requests to receive printed proxy materials, only one proxy statement and the other proxy materials will be delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact us through our Corporate Secretary, 13540 Meadowgrass Drive, Suite 100, Colorado Springs, CO 80921.

Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through our Corporate Secretary at the address above, or by telephone: (719) 955-4801 to request that a single copy be delivered.

SHAREHOLDER PROPOSALS

Integrity Capital Income Fund, Inc. expects to hold its next Annual Meeting of shareholders in April 2017.  Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to the Company at 13540 Meadowgrass Drive, Suite 100, Colorado Springs, CO 80921, and we must receive the proposals by December 5, 2016.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested.  After December 5, 2016, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

Randall Rush, Chairman

PROXY

INTEGRITY CAPITAL INCOME FUND, INC.
13540 Meadowgrass Drive, Suite 100
Colorado Springs, CO 80921
(719) 955-4801

ANNUAL MEETING OF SHAREHOLDERS – APRIL 26, 2016

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Integrity Capital Income Fund, Inc. hereby constitutes and appoints Randall Rush and Eric Davis, or either of them, as attorney and proxy to appear, attend and vote all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at 13540 Meadowgrass Drive, Suite 100, Colorado Springs, CO  80921 on Tuesday, April 26, 2016, at 3:00 pm mountain time, and at any adjournment or adjournments thereof, upon the following:

Proposal One:      To approve an amendment to our Articles of Incorporation to remove the classification of directors.

For /  /           Against /  /              Abstain /  /

Proposal Two:     The election of four directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified:

Randall Rush	For / /	Withhold Authority to vote / /
Ric Denton	For / /	Withhold Authority to vote / /
Steve Leach	For / /	Withhold Authority to vote / /
P. Andrew Limes	For / /	Withhold Authority to vote / /

Proposal Three:   To allow the Board, in its discretion, to accept purchases of our common stock at less than NAV.

For /  /           Against /  /              Abstain /  /

Proposal Four:       To ratify the Advisory Agreement.

For /  /           Against /  /              Abstain /  /

Proposal Five:      To approve an amendment to Article VIII our Articles of Incorporation to replace “calendar” with “fiscal.”

For /  /           Against /  /              Abstain /  /

Proposal Six:     To ratify the appointment of RSM US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016.

For /  /           Against /  /              Abstain /  /

Proposal Seven:       To recommend, by non-binding vote, the frequency of executive compensation votes.

One Year /  /           Two Years /  /           Three Years /  /           Abstain /  /

In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting.  The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.

Date:  _______________________

_____________________________________
Signature(s)

Address if different from that on envelope:

_____________________________________
Street Address

_____________________________________
City, State and Zip Code

Please check if you intend to be present at the meeting _______